ARTICLES OF INCORPORATION

OF

OBSIDIAN PRIME INC

ARTICLE I

CORPORATE NAME

The name of this Corporation shall be OBSIDIAN PRIME INC

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 3130 BALFOUR STREET, SUITE D, BRENTWOOD, CALIFORNIA. 94513.

ARTICLE III

NATURE OF BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of California .

ARTICLE IV

CAPITAL STOCK

The maximum number of shares of capital stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be Five Hundred Million (500,000,000) at .001 par value per share of which (1) 500,000,000 shares have been designated as Class A Common Stock, at .001 par value per share,

The Class A Common Stock shall be changed to be designated as follows:

1.

Designation and Number of Shares.  The Class A Common Stock shall be designated “Class A Non voting Common Stock” at .001 par value per share, and the number of shares constituting the Class A Common Stock shall be 500,000,000 shares.

2.

Voting Rights.  The holders of Class A Common Stock shall be entitled to no votes per share.

3.

Dividends.  Holders of Class A Common Stock shall be entitled to dividends as shall be declared by the Corporation’s Board of Directors from time to time.

Class A Non-Voting Common Stock Designation

Designation and Number of Shares:

The Class A Common Stock shall be designated "Class A Non-Voting Common Stock" with a par value of $0.001 per share, and the number of shares constituting the Class A Non-Voting Common Stock shall be 200,000,000 shares.

Voting Rights:

The holders of Class A Non-Voting Common Stock shall have no voting rights on any matters presented to the stockholders of the Corporation. Class A Non-Voting Common Stockholders shall not be entitled to notice of any stockholders' meeting, except as required by law.

Dividends:

Holders of Class A Non-Voting Common Stock shall be entitled to receive dividends as declared by the Corporation’s Board of Directors from time to time, at the same rate per share as any other class of common stock.

Conversion Rights:

Class A Non-Voting Common Stock is not convertible into any other class of common stock. No conversion rights are provided for holders of Class A Non-Voting Common Stock.

By designating and issuing Class A Non-Voting Common Stock, we align with our revised corporate structure and objectives, ensuring clarity and consistency in our equity offerings.

C.

If the shares of Class A Non-Voting Common Stock issuable upon conversion of any other class of stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend), then in each such event, the holder of each share of any such class shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification, or other change by holders of the number of shares of Class A Non-Voting Common Stock into which such shares might have been converted immediately prior to such capital reorganization, reclassification, or other change.

Note: Class A Non-Voting Common Stock itself cannot be converted into any other class of stock under any circumstances

D.

Exercise of Conversion

To exercise its conversion privilege, a holder of any convertible stock (other than Class A Non-Voting Common Stock) shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office and shall give written notice to the Corporation at that office that such holder elects to convert such shares. The certificate or certificates for shares surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder, or on its written order, such certificate or certificates as it may request for the number of whole shares of Class A Non-Voting Common Stock issuable upon the conversion in accordance with the provisions hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Non-Voting Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Non-Voting Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Class A Non-Voting Common Stock upon conversion, other than any taxes payable with respect to income by the holders thereof.

Partial Conversion

In the event some, but not all, of the shares represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares which were not converted.

Consolidation, Merger, Exchange, Etc.

In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange, or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money, and/or any other property, then in any such case the convertible shares shall at the same time be similarly exchanged or changed into shares of the surviving entity, providing the holders of such shares with (to the extent possible) the same relative rights and preferences as the original shares.

Sale or Transfer of Convertible Stock

Holders of convertible stock may sell or transfer any or all of their shares to any party, who will be subject to the same rights, conditions, and obligations as described herein.

Protective Provisions

So long as any shares of convertible stock are outstanding, the Corporation shall not, without first obtaining the written approval of the holders of at least a majority of the voting power of the then outstanding shares of such convertible stock:

A. Sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is transferred or disposed;

B. Alter or change the rights, preferences, or privileges of the convertible stock;

C. Increase or decrease the total number of authorized shares of convertible stock;

D. Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences, or privileges over, or being on a parity with or similar to, the convertible stock;

E. Redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of this Corporation;

E.

redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of this Corporation;

F.

amend this Corporation’s Articles of Incorporation or bylaws; or

G.

change the authorized number of directors of the Corporation.

Liquidation

Upon liquidation and winding up of the Corporation, the shares of Class A Non-Voting Common Stock shall be entitled to receive, on a per share basis, the amount payable with respect to the shares of Common Stock.

Preferred Stock

The Preferred Stock shall be designated as follows:

Designation and Number of Shares: The Preferred Stock shall be designated “Preferred Stock” with a par value of $0.001 per share, and the number of shares constituting the Preferred Stock shall be 400,000,000 shares.

Classes and Series: Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes or series of Preferred Stock as adopted by the Board of Directors.

7.

Liquidation.  Upon liquidation and winding up of the Corporation, the shares of Class B Common Stock shall be entitled to receive on a per share basis the amount payable with respect to the shares of Class A Common Stock as if its shares of Class B Common Stock were converted into Class A Common Stock.

Preferred Stock Designation

Designation and Number of Shares: The Preferred Stock shall be designated as “Preferred Stock” with a par value of $0.001 per share, and the number of shares constituting the Preferred Stock shall be 400,000,000 shares.

Classes and Series: Classes and series of the Preferred Stock may be created and issued from time to time. These classes and series will have such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for their creation and issuance, as adopted by the Board of Directors.

Class A Non-Voting Stock

Designation and Number of Shares: The Class A Non-Voting Stock shall be the premier stock offering, designated as “Class A Non-Voting Stock” with a par value of $0.001 per share. The number of shares constituting the Class A Non-Voting Stock shall be as outlined in the Offering Memorandum.

Non-Voting Rights: Holders of Class A Non-Voting Stock shall not have voting rights.

Dividends and Distributions: Holders of Class A Non-Voting Stock shall be entitled to receive dividends and other distributions as declared by the Board of Directors, on a per-share basis, equivalent to the distributions made to holders of any other class of common stock.

Conversion and Transfer: Class A Non-Voting Stock is not convertible into any other class of stock. Transfer of Class A Non-Voting Stock shall be subject to the terms and conditions as outlined in the Offering Memorandum and governed by applicable law

ARTICLE V

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI

INITIAL OFFICERS AND DIRECTORS

The number of directors to constitute the Board of Directors shall be such number as fixed by a resolution adopted by the Board of Directors and initially shall be a maximum of seven in number:

The name and address of the initial officers and the director is:

JEFFREY MORTON- Director

3130 BALFOUR STREET.

SUITE D

BRENTWOOD, CALIFORNIA. 94513

ARTICLE VII

REGISTERED AGENT AND

REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of California shall be:

3130 BALFOUR STREET.

SUITE D

BRENTWOOD, CALIFORNIA. 94513

ARTICLE VIII

INCORPORATOR

The name and the address of the Incorporator is:

3130 BALFOUR STREET.

SUITE D

BRENTWOOD, CALIFORNIA. 94513

ARTICLE IX

INDEMNIFICATION

To the fullest extent permitted by the California Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation.  Unless otherwise expressly prohibited by the California Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Incorporation to be duly adopted by its Board of Directors on February 27, 2021 and approved by its shareholders in accordance with the provisions of the California Business Corporation Act, and to be executed in its corporate name this February 27, 2021.

OBSIDIAN PRIME INC.

By: /S/ JEFFREY MORTON

JEFFREY MORTON,

 Incorporator/Director

CERTIFICATE DESIGNATING REGISTERED AGENT

AND OFFICE FOR SERVICE FOR PROCESS

OBSIDIAN PRIME INC. a corporation existing under the laws of the State of CALIFORNIA with its principal office and mailing address at 3130 BALFOUR STREET, SUITE D, BRENTWOOD, CALIFORNIA 94513 has named John JEFFREY MORTON whose address is 3130 BALFOUR STREET, SUITE D, BRENTWOOD, CALIFORNIA 94513 as its agent to accept service of process within the State of CALIFORNIA.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law.  In addition, I hereby state that I am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

/S/ I. JEFFREY MORTON

JEFFREY MORTON

3130 BALFOUR STREET

SUITE D

BRENTWOOD, CALIFORNIA 94513